Exhibit 99.(l)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 40 to the Registration Statement on Form N-4 (No. 333-19583) (the “Registration Statement”) of our report dated April 17, 2024 relating to the statutory-basis financial statements of National Life Insurance Company and consent to the use in the Registration Statement of our report dated April 29, 2024 relating to the financial statements of each of the subaccounts of National Variable Annuity Account II indicated in our report.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 29, 2024